                                                                   EXHIBIT 99.1

                       (PINNACLE FINANCIAL PARTNERS LOGO)


FOR IMMEDIATE RELEASE

                          MEDIA CONTACT:        Vicki Kessler  615-320-7532
                          FINANCIAL CONTACT:    Harold Carpenter  615-744-3742
                          WEBSITE:              www.mypinnacle.com

               PINNACLE FINANCIAL REACHES $541 MILLION IN ASSETS
 STRONG LOAN AND DEPOSIT GROWTH FUEL 187 PERCENT INCREASE IN EARNINGS PER SHARE

     NASHVILLE, Tenn., April 19, 2004 - Pinnacle Financial Partners Inc. (Nasdaq: PNFP), the holding company for Pinnacle National Bank, today reported that net income for the quarter ended March 31, 2004, was $1,071,000, or $0.26 per diluted share, an increase of 187 percent when compared to Pinnacle's net income of $373,000, or $0.10 per diluted share for the quarter ended March 31, 2003.

     Return on average assets for the quarter ended March 31, 2004 was 0.85 percent compared to 0.46 percent for the same quarter last year. Return on average stockholders' equity for the quarter ended March 31, 2004 was 12.03 percent compared to 4.63 percent for the same quarter last year. The firm's efficiency ratio (noninterest expense divided by net interest income and noninterest income) improved to 63.5 percent during the first quarter of 2004 compared to 72.4 percent during the first quarter of 2003.

     Total assets grew to $541 million as of March 31, 2004 up 34 percent on an annualized basis from the $498 million reported at December 31, 2003 and up 55 percent from the $348 million reported at March 31, 2003. Loans as of March 31, 2004 were $323 million compared to $297 million at December 31, 2003 and $228 million at March 31, 2003. Total deposits increased to $438 million at March 31, 2004, compared to $391 million at December 31, 2003 and $267 million at March 31, 2003.

      Net loan growth for the quarter ended March 31, 2004 was $26 million, compared to $17 million during the fourth quarter of 2003 and $19 million during the first quarter of 2003. Total deposit growth for the quarter ended March 31, 2004, was $47 million, compared to $43 million during the fourth quarter of 2003 and $33 million during the first quarter of 2003.

     "Our first quarter results have given us a strong start to the year," said
M. Terry Turner, President and CEO of Pinnacle Financial Partners. "We were particularly pleased with the acceleration in our loan and deposit growth during the quarter. Not only did the first quarter reflect the largest deposit growth in the history of our firm, but our sales pipelines remain

Pinnacle Reports Continued Growth - 2 of 3


strong, and we are optimistic our growth will be at a similar pace in the second quarter," Turner said.

     Net interest income for the quarter ended March 31, 2004, was $4.2 million, compared to $2.6 million for quarter ended March 31, 2003. The net interest margin for the first quarter of 2004 was 3.5 percent which was the same as the first quarter in 2003.

     The provision for loan losses was $354,000 for the first quarter of 2004, compared to $288,000 for the same quarter in 2003. The allowance for loan losses represented 1.25 percent of total loans at March 31, 2004. Annualized net charge off's to average loans amounted to 0.04% for the quarter ended March 31, 2004.

     Noninterest income for the quarter ended March 31, 2004 was $1.2 million, compared to $462,000 during the same quarter in 2003. This increase was due to the continued development of Pinnacle's mortgage origination unit, gains recognized on the sale of loan participations, increased depositor service charges due to more deposit accounts and increased investment services income from Pinnacle Asset Management. The company also recorded a gain on the sale of investment securities of $248,000 during the first quarter of 2004 compared to a gain on the sale of investment securities of $18,000 during the same quarter in 2003. For the quarter ended March 31, 2004, noninterest income represented approximately 22.8 percent of total revenues (the sum of net interest income and noninterest income), compared to 14.9 percent for the same quarter in 2003.

     Noninterest expense for the quarter ended March 31, 2004 was $3.4 million, compared to $2.2 million for the same quarter in 2003. Pinnacle continues to increase expense levels in order to capitalize on continued market opportunities:

         - Thus far in 2004, Pinnacle has added five associates and projects hiring approximately 20 more market proven professionals this year.

         - Construction has already started on the firm's West End Avenue office in Nashville. This office is located adjacent to Vanderbilt University and is within close proximity to Nashville's thriving medical community, including several of its most prominent hospitals and medical office facilities. Another new office - in Franklin, Tennessee, the county seat of Williamson County - has a planned opening date of late 2004. The Franklin office will be the firm's third office in Williamson County, which has the highest per capita income and one of the highest growth rates of all counties in Tennessee. The West End and Franklin offices will represent the firm's sixth and seventh locations.

     Based on these anticipated growth trends and the anticipated results from these trends, Pinnacle estimates its second quarter 2004 diluted earnings per share will approximate $0.27

Pinnacle Reports Continued Growth - 3 of 3



to $0.30. Diluted earnings per share for the year ending Dec. 31, 2004, are estimated to be $1.15 to $1.25. Management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments may cause the actual results, performance or achievements of Pinnacle to differ materially from these estimates.

     Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville, provides a full range of banking, investment and insurance products and services targeted at small- to mid-sized businesses and their owners/operators. A number of Pinnacle's senior financial advisors provide comprehensive wealth management services to help clients increase, protect and distribute their assets.

     Pinnacle opened its first office in October 2000 in Commerce Center in Downtown Nashville. Since then the firm has added Nashville offices in Rivergate and Green Hills and in Brentwood and the Cool Springs area of Williamson County.

     Additional information concerning Pinnacle can be accessed at www.mypinnacle.com.

                                      ###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) increased competition with other financial institutions, (iii) lack of sustained growth in the economy in the Nashville, Tennessee area, (iv) rapid fluctuations or unanticipated changes in interest rates, (v) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, and (vi) changes in the legislative and regulatory environment, a more detailed description of various risks is contained in Pinnacle's most recent annual report on Form 10-KSB. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED


                                                                  MARCH 31,         DECEMBER 31,
                                                                    2004               2003
                                                               ---------------    ---------------

ASSETS

Cash and noninterest-bearing due from banks ................   $    17,476,720    $    13,768,278
Interest-bearing due from banks ............................           200,444          1,180,371
Federal funds sold .........................................        21,328,406         32,235,401
                                                               ---------------    ---------------
     Cash and cash equivalents .............................        39,005,570         47,184,050

Securities available-for-sale, at fair value ...............       134,382,875        139,944,238
Securities held-to-maturity (fair value of $27,655,669) ....        27,655,669                 --

Mortgage loans held-for-sale ...............................         4,057,322          1,582,600

Loans ......................................................       323,415,679        297,004,110
Less allowance for loan losses .............................        (4,042,456)        (3,718,598)
                                                               ---------------    ---------------
     Loans, net ............................................       319,373,223        293,285,512

Premises and equipment, net ................................         6,946,340          6,911,359
Other assets ...............................................         9,630,504          9,512,899
                                                               ---------------    ---------------
         Total assets ......................................   $   541,051,503    $   498,420,658
                                                               ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Noninterest-bearing demand ............................   $    66,620,906    $    60,796,396
     Interest-bearing demand ...............................        40,039,818         31,407,213
     Savings and money market accounts .....................       165,388,834        140,383,878
     Time ..................................................       165,551,209        157,981,525
                                                               ---------------    ---------------
         Total deposits ....................................       437,600,767        390,569,012
Securities sold under agreements to repurchase .............        14,699,182         15,050,110
Federal Home Loan Bank advances ............................        40,500,000         44,500,000
Subordinated debt ..........................................        10,310,000         10,310,000
Other liabilities ..........................................         1,675,267          3,655,155
                                                               ---------------    ---------------
         Total liabilities .................................       504,785,216        464,084,277

Commitments and contingent liabilities

Stockholders' equity:
     Preferred stock, no par value; 10,000,000 shares
         authorized; no shares issued and outstanding ......                --                 --
     Common stock, par value $1.00; 10,000,000 shares
         authorized; 3,692,053 issued and outstanding at
         March 31, 2004 and December 31, 2003 ..............         3,692,053          3,692,053
     Additional paid-in capital ............................        30,682,947         30,682,947
     Retained earnings (accumulated deficit) ...............           881,867           (189,155)
     Accumulated other comprehensive income, net ...........         1,009,420            150,536
                                                               ---------------    ---------------
         Total stockholders' equity ........................        36,266,287         34,336,381
                                                               ---------------    ---------------
         Total liabilities and stockholders' equity ........   $   541,051,503    $   498,420,658
                                                               ===============    ===============

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED


                                                                 THREE MONTHS ENDED
                                                                     MARCH 31,
                                                               2004               2003
                                                          ---------------   ---------------


INTEREST INCOME:
Loans, including fees .................................   $     3,946,572         2,963,513
Securities, available-for-sale:
     Taxable ..........................................         1,550,859           908,046
     Tax-exempt .......................................            85,975            37,863
Federal funds sold and other ..........................            82,716            36,411
                                                          ---------------   ---------------
     Total interest income ............................         5,666,122         3,945,833
                                                          ---------------   ---------------

INTEREST EXPENSE:
Deposits ..............................................         1,171,188         1,072,672
Securities sold under agreements to repurchase ........             9,293            14,796
Federal funds purchased and other borrowings ..........           333,349           222,130
                                                          ---------------   ---------------
     Total interest expense ...........................         1,513,830         1,309,598
                                                          ---------------   ---------------
     Net interest income ..............................         4,152,292         2,636,235

PROVISION FOR LOAN LOSSES .............................           353,848           288,026
                                                          ---------------   ---------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ...         3,798,444         2,348,209

NONINTEREST INCOME:
     Service charges on deposit accounts ..............           163,845           101,753
     Investment services ..............................           389,579           155,932
     Fees from the origination of mortgage loans ......           191,920            46,188
     Gains on loan participations sold, net ...........           121,617             2,189
     Gains on sales of investment securities, net .....           248,353            17,698
     Other noninterest income .........................           110,042           138,422
                                                          ---------------   ---------------
         Total noninterest income .....................         1,225,356           462,182
                                                          ---------------   ---------------

NONINTEREST EXPENSE:
     Compensation and employee benefits ...............         2,267,342         1,434,912
     Equipment and occupancy ..........................           505,690           396,825
     Marketing and other business development .........           149,158            75,490
     Administrative ...................................           220,698           150,115
     Postage and supplies .............................            99,138            73,262
     Other noninterest expense ........................           170,760           111,660
                                                          ---------------   ---------------
         Total noninterest expense ....................         3,412,786         2,242,264
                                                          ---------------   ---------------
INCOME BEFORE INCOME TAXES ............................         1,611,014           568,127
     Income tax expense ...............................           539,992           195,148
                                                          ---------------   ---------------
NET INCOME ............................................   $     1,071,022           372,979
                                                          ===============   ===============

PER SHARE INFORMATION:
     Basic net income per common share ................   $          0.29              0.10
                                                          ===============   ===============

     Diluted net income per common share ..............   $          0.26              0.10
                                                          ===============   ===============
     Weighted average shares outstanding:
         Basic ........................................         3,692,053         3,692,053
         Diluted ......................................         4,106,865         3,841,631

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED



 (DOLLARS IN THOUSANDS,                              MAR           DEC          SEPT           JUNE           MAR           DEC
    EXCEPT PER SHARE DATA)                           2004          2003         2003           2003          2003           2002
                                                   ---------     ---------     ---------     ---------     ---------     ---------

BALANCE SHEET DATA, AT QUARTER END:
     Total assets ..............................   $ 541,052       498,421       440,693       403,229       348,366       305,279
     Total loans ...............................     323,416       297,004       279,702       255,448       228,842       209,743
     Allowance for loan losses .................      (4,042)       (3,719)       (3,492)       (3,189)       (2,860)       (2,677)
     Securities ................................     162,315       139,944       115,421        99,968        94,600        73,980
     Total deposits ............................     437,601       390,569       347,191       309,089       266,732       234,016
     Securities sold under agreements to
          repurchase ...........................      14,699        15,050        19,291        17,803        15,846        15,050
     Advances from FHLB ........................      40,500        44,500        39,500        41,500        32,500        21,500

     Subordinated debt .........................      10,310        10,310            --            --            --            --

     Total stockholders' equity ................      36,266        34,336        33,245        33,627        32,403        32,404

BALANCE SHEET DATA, QUARTERLY AVERAGES:
     Total assets ..............................   $ 508,260       454,700       406,142       365,385       326,108       285,929
     Total loans ...............................     306,549       283,387       269,703       245,383       217,690       201,290
     Securities ................................     149,802       137,243       107,162        95,351        87,124        63,150
     Total deposits ............................     402,603       356,030       314,302       277,592       243,545       215,617
     Securities sold under agreements to
          repurchase ...........................      14,868        16,013        16,136        11,728        14,106        16,685
     Advances from FHLB ........................      42,379        43,630        40,239        38,137        29,994        18,054

     Subordinated debt .........................      10,310           655            --            --            --            --

     Total stockholders' equity ................      35,705        33,935        32,542        32,944        32,675        32,167

STATEMENT OF OPERATIONS DATA,
FOR THE THREE MONTHS ENDED:
     Interest income ...........................   $   5,666         5,244         4,702         4,369         3,946         3,691
     Interest expense ..........................       1,514         1,351         1,317         1,385         1,310         1,268
                                                   ---------     ---------     ---------     ---------     ---------     ---------
       Net interest income .....................       4,152         3,893         3,385         2,984         2,636         2,423
     Provision for loan losses .................         354           204           318           347           288           250
                                                   ---------     ---------     ---------     ---------     ---------     ---------
     Net interest income after
       provision for loan losses ...............       3,798         3,689         3,067         2,637         2,348         2,173
     Noninterest income ........................       1,225           924         1,024           877           462           469
     Noninterest expense .......................       3,412         3,268         2,863         2,675         2,242         2,230
                                                   ---------     ---------     ---------     ---------     ---------     ---------
        Net income before taxes ................       1,611         1,345         1,228           839           568           412
     Income tax expense ........................         540           487           441           302           195           127
                                                   ---------     ---------     ---------     ---------     ---------     ---------
        Net income .............................   $   1,071           858           787           537           373           285
                                                   =========     =========     =========     =========     =========     =========

PER SHARE DATA:
     Earnings - basic ..........................   $    0.29          0.23          0.21          0.15          0.10          0.08
     Earnings - diluted ........................   $    0.26          0.21          0.20          0.14          0.10          0.08
     Book value at quarter end (1) .............   $    9.82          9.30          9.00          9.11          8.78          8.78

     Weighted avg. shares - basic ..............   3,692,053     3,692,053     3,692,053     3,692,053     3,692,053     3,692,053
     Weighted avg. shares - diluted ............   4,106,865     4,057,444     3,972,327     3,880,642     3,841,631     3,795,967
     Common shares outstanding .................   3,692,053     3,692,053     3,692,053     3,692,053     3,692,053     3,692,053

CAPITAL RATIOS (2):
     Equity to total assets ....................         6.7%          6.8%          7.5%         10.9%         12.1%         13.8%
     Leverage ..................................         9.0%         10.5%          8.2%          8.9%         10.1%         11.1%
     Tier 1 risk-based .........................        11.2%         11.8%          9.6%         10.6%         12.1%         12.7%
     Total risk-based ..........................        12.1%         12.8%         10.6%         11.7%         13.2%         13.8%


----------------------------

(1)      Book value per share computed by dividing total stockholders' equity by common shares outstanding

(2)      Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
           Equity to total assets - End of period total stockholders' equity as a percentage of end of period assets.
           Leverage - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
           Tier 1 risk-based - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
           Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED



 (DOLLARS IN THOUSANDS,                              MAR           DEC          SEPT           JUNE           MAR           DEC
    EXCEPT PER SHARE DATA)                           2004          2003         2003           2003          2003           2002
                                                   ---------     ---------     ---------     ---------     ---------     ---------

PERFORMANCE RATIOS AND OTHER DATA:
     Return on average assets ..................        0.85%         0.75%         0.77%         0.59%         0.46%         0.40%
     Return on average stockholders'
          equity ...............................       12.03%        10.02%         9.59%         6.54%         4.63%         3.52%
     Net interest margin (3) ...................        3.49%         3.62%         3.51%         3.48%         3.46%         3.59%
     Noninterest income to total revenue (4) ...        22.8%         19.2%         23.2%         22.7%         14.9%         16.2%
     Noninterest income to avg. assets .........        0.97%         0.81%         1.00%         0.96%         0.57%         0.65%
     Noninterest exp. to avg. assets ...........        2.69%         2.85%         2.80%         2.94%         2.79%         3.09%
     Efficiency ratio (5) ......................        63.5%         67.9%         65.0%         69.3%         72.4%         77.1%
     Avg. loans to average deposits ............        76.6%         80.2%         85.7%         88.4%         89.4%         93.4%
     Securities to total assets ................        30.0%         28.1%         26.2%         24.8%         27.2%         24.2%
     Average interest-earning assets
          to average interest-bearing
          liabilities ..........................       118.1%        118.7%        118.8%        118.9%        119.4%        120.6%
     Brokered time deposits to total
          deposits .............................         8.2%          9.9%         11.2%         15.6%         16.8%         18.0%

ASSET QUALITY INFORMATION AND RATIOS:
     Nonaccrual loans ..........................   $      86           379         1,095         1,095         1,095         1,845
     Past due loans over 90 days and
          still accruing interest ..............   $      64           182            88            60            44            22
     Net loan charge-offs (recoveries) .........   $      30           (23)           15            18           105            --
     Allowance for loan losses to
          total loans ..........................        1.25%         1.25%         1.25%         1.25%         1.25%         1.28%
     Nonperforming assets to total
          loans and ORE ........................        0.03%         0.13%         0.39%         0.43%         0.48%         0.88%
     Annualized net loan charge-offs
          (recoveries) to average loans ........        0.04%        (0.02)%        0.02%         0.03%         0.19%           --
     Avg. commercial loan internal
          risk ratings (6) .....................         3.9           4.0           3.9           3.9           3.9           3.9
     Avg. loan account balances (7) ............   $     147           153           150           155           158           163

INTEREST RATES AND YIELDS:
     Loans .....................................        5.14%         5.17%         5.41%         5.49%         5.52%         5.81%
     Securities ................................        4.38%         4.31%         3.65%         4.14%         4.44%         4.41%
     Federal funds sold and other ..............        1.47%         2.26%         2.28%         2.60%         2.22%         2.58%
     Total deposits, including non-
          interest bearing .....................        1.17%         1.21%         1.35%         1.62%         1.79%         1.99%
     Securities sold under agreements
          to repurchase ........................        0.25%         0.58%         0.38%         0.42%         0.43%         0.61%
     Federal funds purchased and
          FHLB Advances ........................        2.19%         2.05%         2.23%         2.44%         2.63%         3.16%
     Subordinated debt .........................        3.98%         3.98%           --            --            --            --
     Total deposits and other interest-
          bearing liabilities ..................        1.29%         1.28%         1.40%         1.68%         1.82%         1.99%

----------------------------

(3)      Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets

(4)      Total revenue is equal to the sum of net interest income and noninterest income.

(5)      Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(6)      Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately). Loans rated "8" or worse are considered potential problem credits. Generally, consumer loans are not subjected to internal risk ratings.

(7)      Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED


 (DOLLARS IN THOUSANDS,                              MAR           DEC          SEPT           JUNE           MAR           DEC
    EXCEPT PER SHARE DATA)                           2004          2003         2003           2003          2003           2002
                                                   ---------     ---------     ---------     ---------     ---------     ---------
INVESTOR INFORMATION:
     Closing price at end of quarter ...........   $   30.50         23.50         19.75         15.95         13.46         12.91
     High bid during quarter ...................   $   31.00         25.75         19.94         17.00         14.14         13.30
     Low bid during quarter ....................   $   23.30         19.35         16.00         13.05         12.76         11.01

OTHER INFORMATION:
     Mortgage loan originations ................   $  10,845        10,148        14,742        11,388         2,249            --
     Fees from origination of
          mortgage loans .......................   $     192           178           245           198            46            --
     Fees from origination of
          mortgage loans to mortgage
          loan originations ....................        1.77%         1.75%         1.66%         1.74%         2.05%           --
     Gains on sales of investment
          securities, net ......................   $     248            --           114           117            17            --
     Brokerage account assets, at
          quarter-end (8) ......................   $ 351,000       319,000       247,000       202,000       177,000       171,000
     Balance of loan participations
          sold to other banks and
          serviced by Pinnacle, at
          quarter end ..........................   $  54,772        51,653        45,981        44,355        41,594        43,089
     Total assets per full-time equivalent
          employee .............................   $   5,695         5,569         5,474         5,486         5,318         5,501
     Annualized revenues per full-
          time equivalent employee .............   $   226.4         215.3         211.2         210.1         189.2         208.4
     Number of employees (full-time
          equivalent) ..........................        95.0          89.5          83.5          73.5          65.5          55.5
     Associate retention rate (9) ..............        97.4%         96.1%         95.7%         94.6%         92.4%         94.5%


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(8)      At market value, based on information obtained from the company's third party broker/dealer for non-FDIC insured financial products and services.

(9) Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.